EXHIBIT 10.26

AMENDMENT NO. 1 to

SECURITIES PURCHASE Follow-Up AGREEMENT

This AMENDMENT NO. 1, dated as of June __, 2015 (the “Amendment”), to the SECURITIES PURCHASE FOLLOW-UP AGREEMENT (the “Follow-Up Agreement”), dated as of March 12, 2015, by and among Oculus Innovative Sciences, Inc., a Delaware corporation, with its principal place of business at 1129 N. McDowell Blvd., Petaluma, CA 94954 (the “Seller”), Michael Brauser and Barry Honig or their respective assignee(s) (collectively, the “Buyer”), Ruthigen, Inc., a Delaware corporation (the “Company”) and Dawson James Securities, Inc. (the “Underwriter”).

WHEREAS, reference is made to that certain Securities Purchase Agreement between the Parties hereto, dated January 8, 2015 (the “Securities Purchase Agreement”) which expired according to its terms;

WHEREAS, reference is made to that certain Securities Purchase Follow-Up Agreement between the Parties hereto, dated March 12, 2015 (the “Follow-Up Agreement”) which incorporated all terms of the Securities Purchase Agreement, as if it had not expired, and amended the Securities Purchase Agreement;

WHEREAS, on March 12, 2015 the Company, Ruthigen Merger Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Pulmatrix Inc. (“Pulmatrix”) entered into an agreement and plan of merger (the “Merger Agreement”) which provides for, among other things, the merger of Pulmatrix with and into Merger Sub, with Pulmatrix continuing as the surviving corporation and a wholly owned subsidiary of the Company, on the terms and conditions set forth in the Merger Agreement, such merger defined as Event and such Merger Agreement defined as Event Definitive Agreement in the Securities Purchase Agreement. The boards of directors of each of the Company and Pulmatrix have unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger;

WHEREAS, on June 12, 2015, the Company will hold a special shareholders’ meeting to consider and approve the merger and the Merger Agreement, among others, following which the Merger Agreement is expected to close, subject to certain closing conditions, as further described in the Joint Proxy and Consent Solicitation Statement/Prospectus on Form 424(b)(3) filed with the SEC on May 4, 2015, such closing defined as Event Closing in the Securities Purchase Agreement;

WHEREAS, the Parties wish to amend the Follow-Up Agreement as follows;

WHEREAS, Section 9(b) of the Securities Purchase Agreement, as incorporated, provides that it may be amended only with the written consent of Seller and Buyer, and with respect to Sections 4 and 9 of the Securities Purchase Agreement only with written consent of the Company and the Underwriter; and

WHEREAS, Section 10 of the Follow-Up Agreement provides that it may be amended only with written consent of all parties;

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	AMENDMENT TO SECTION 5.

The following section is added to Section 5:

Section 5(e): In the event that the Buyer pre-pays the Purchase Price prior to Closing (the “Prepaid Purchase Price”), the Seller shall hold the Prepaid Purchase Price, without any obligation to pay interest, subject to the Event Closing upon which the Prepaid Purchase Price shall be retained by the Company and be treated as the Purchase Price, provided that it is received in full. However, Seller shall not be obligated to deliver the Shares prior to the Closing Date. In case the Seller did not receive the entire Purchase Price prior to Closing, Buyer shall be obligated to pay the difference between the Prepaid Purchase Price and the Purchase Price on the Closing Date as set forth in Section 5(b) of the Securities Purchase Agreement.

If the Event Closing is not consummated within seven (7) Business Days of June 12, 2015, the Company shall return the Prepaid Purchase Price free of interest to the Buyer, only upon written request and instructions from the Buyer within three (3) calendar days of receipt of such written request in immediately available funds. Buyer is responsible for all bank fees related to any transfers of funds and Seller may deduct reasonable and actual fees from funds returned to Buyer. In no event, shall the return of any part of the Prepaid Purchase Price relieve the Buyer from its obligations under the Securities Purchase Agreement and the Follow-Up Agreement as amended. Seller reserves the right to sell the Shares to Buyer until the Expiration Date, as may be extended by Seller at its sole discretion pursuant to Section 5(d). For purposes of clarity, whether or not funds are prepaid or prepaid funds are returned, the Buyer(s) remain obligated to purchase the Shares.

2.	CONSENT TO SALE OF THE SHARES PURSUANT TO SEPARATION AGREEMENT. Pursuant to Section 2.1 of that certain Amended Separation Agreement between the Seller and the Company, dated January 31, 2014, the consent of the Underwriter and the board of directors of the Company is required for the sale of the Shares in accordance with the terms of this Amendment. Now, therefore, subject to and contingent upon an Event Closing, the Underwriter and the Company hereby consent to the Purchase (the “Consent”), which Consent shall become effective only upon the occurrence of an Event Closing, if at all. The Company and Underwriter further warrant that all necessary corporate actions and approvals by their respective boards of directors have been obtained in order to provide the Consent.

3.	Effect of this AMENDMENT. Except as specifically amended as set forth herein, each term and condition of the Securities Purchase Agreement and Follow-Up Agreement shall continue in full force and effect.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws in force in the State of California, without giving effect to the choice of laws provisions thereof.

5.	Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.	MUTUAL AGREEMENT TO AMEND. This Amendment can only be amended by written consent of all parties.

[Signature Page Follows.]

2

IN WITNESS WHEREOF, this Amendment No. 1 to the Securities Purchase Follow-Up Agreement has been executed by each of the parties hereto on the date first above written.

OCULUS INNOVATIVE SCIENCES, INC.

By:

Name:	Jim Schutz

Title:	Chief Executive Officer

MICHAEL BRAUSER

BARRY HONIG

DAWSON JAMES SECURITIES, INC.

By:

Name:	Robert D. Keyser, Jr.

Title:	Chief Executive Officer

RUTHIGEN, INC.

By:

Name:	Hoji Alimi

Title:	Chief Executive Officer

3